                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                                AUTODESK, INC.

FIRST:    The name of the Corporation is Autodesk, Inc. (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Fifty-Two Million (52,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

          The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:         The name and mailing address of the incorporator are as follows:


               Martin W. Korman
               Wilson Sonsini Goodrich & Rosati
               Two Palo Alto Square
               Palo Alto, CA  94306

SIXTH:         The Corporation is to have perpetual existence.

SEVENTH: The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

EIGHTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

               Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ELEVENTH:      At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

THIRTEENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated:  May 5, 1994



                                 /s/ Martin W. Korman
                               ----------------------------------------
                               Martin W. Korman
                               Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                AUTODESK, INC.

     Autodesk, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the second sentence of the first paragraph of ARTICLE FOURTH of the Certificate of Incorporation in its present form and substituting therefor a new second sentence of the first paragraph of ARTICLE FOURTH in the following form:

             The total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Two Million (102,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

     SECOND: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL
(a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of the stockholders called and held upon notice in accordance with
Section 222 of the GCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Carol A. Bartz, its Chairman of the Board, President and Chief Executive Officer, this 13th day of October, 1994.



                              AUTODESK, INC.


                              By:   /s/ Carol A. Bartz
                                 --------------------------------
                                 Carol A. Bartz
                                 Chairman of the Board, President
                                 And Chief Executive Officer

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                AUTODESK, INC.

                   (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

     Carol A. Bartz and Marcia K. Sterling each hereby certifies:

     (1) They are the Chief Executive Officer and Secretary, respectively, of Autodesk, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law");

     (2) The original Certificate of Incorporation of this corporation, originally filed on May 10, 1994, is hereby amended and restated in its entirety to read as follows:

     FIRST:    The name of this corporation is Autodesk, Inc. (the
"Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Two Hundred Fifty-Two Million (252,000,000), consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

               The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

               The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH:    The Corporation is to have perpetual existence.

     SIXTH: The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

     SEVENTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

     NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

               Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

     ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     (3) This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

     (4) This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on this 16/th/ day of April, 1998.
                                     -----

                                              /s/ Carol A. Bartz
                                           ----------------------------------
                                              Carol A. Bartz
                                              Chief Executive Officer


       /s/ Marcia K. Sterling
     ------------------------------
     Marcia K. Sterling
     Secretary

                            CORRECTED CERTIFICATE
                                   OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                               AUTODESK, INC.

                           A Delaware corporation

     I, Marcia K. Sterling, hereby certify:

     1. That I am the duly elected Secretary of Autodesk, Inc. ("Autodesk"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), the original Certificate of Incorporation of which was filed with the Secretary of State of Delaware on May 10, 1994 (the "Certificate of Incorporation");

     2. That the instrument being corrected is entitled "Amended and Restated Certificate of Incorporation of Autodesk, Inc." (the "Prior Instrument") and was filed with the Secretary of State of Delaware on April 16, 1998, and that the Prior Instrument as so filed is an inaccurate record of the corporate action therein referred to inasmuch as it failed to contemplate and preserve a previously filed Certificate of Designation, and therefore requires correction as permitted by Section 103(f) of the General Corporation Law;

     3. That the document in its corrected form shall be entitled "Certificate of Amendment of Certificate of Incorporation of Autodesk, Inc." and shall be in the form attached hereto as Exhibit A (the "Corrected Instrument"), and the Prior Instrument is hereby superseded in its entirety by the Corrected Instrument, effective as of April 16, 1998, the original filing date of the Prior Instrument.

     IN WITNESS WHEREOF, Autodesk has caused this Corrected Certificate to be signed and acknowledged by Marcia K. Sterling, its Secretary, this 7th day of April, 1999.


                                /s/ Marcia K. Sterling
                                -----------------------------
                                Marcia K. Sterling, Secretary

     I hereby acknowledge on behalf of Autodesk that this instrument is the act and deed of Autodesk and that the facts stated herein are true.


     /s/ Marcia K. Sterling
     -----------------------------
     Marcia K. Sterling, Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                AUTODESK, INC.

     I, Marcia K. Sterling, hereby certify:

     1. That I am the duly elected Secretary of Autodesk, Inc. ("Autodesk"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), the original Certificate of Incorporation of which was filed with the Secretary of State of Delaware on May 10, 1994;

     2. The Certificate of Incorporation of Autodesk is hereby amended by deleting the first paragraph of Article FOURTH of the Certificate of Incorporation in its present form and substituting therefor a new first paragraph of Article FOURTH in the following form:

     "The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Two Hundred Fifty-Two Million (252,000,000) shares of Common Stock, $0.01 par value (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock")."

     3. This Certificate of Amendment of Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     4. This Certificate of Amendment of Certificate of Incorporation has been duly approved, in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware, by affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, Autodesk has caused this Certificate of Amendment of Certificate of Incorporation to be signed and acknowledged by Marcia K. Sterling, its Secretary, this 7th day of April, 1999.

                                /s/ Marcia K. Sterling
                                -----------------------------
                                Marcia K. Sterling, Secretary

     I hereby acknowledge on behalf of Autodesk that this instrument is the act and deed of Autodesk and that the facts stated herein are true.

     /s/ Marcia K. Sterling
     -----------------------------
     Marcia K. Sterling, Secretary